Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2022 Financial Results
Fourth Quarter Fiscal 2022 Total Revenue of $266.5 million, up 56% Year-over-Year
Full Year Fiscal 2022 Total Revenue of $873.8 million, up 48% Year-over-Year
Continued Strong Customer Growth with Over 33,000 Customers as of January 31, 2022
MongoDB Atlas Revenue up 85% Year-over-Year; 58% of Total Q4 Revenue
NEW YORK - March 8, 2022 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the fourth quarter and fiscal year ended January 31, 2022.
“MongoDB delivered exceptional fourth quarter results, highlighted by delivering 85% Atlas revenue growth and surpassing $1 billion in annualized revenue. Our success is being driven by the fact that our modern application data platform dramatically reduces friction in the development process to make it incredibly easy for developers to build compelling applications that create a competitive advantage,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.
“We enter fiscal 2023 having established MongoDB as the leading application data platform used to build new and modernize existing applications. Our strong growth in six and seven figure customers is evidence that customers increasingly view MongoDB as a strategic platform. We are confident in our ability to capitalize on our $70B+ market opportunity and deliver strong growth for the foreseeable future.”
Fourth Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue was $266.5 million in the fourth quarter fiscal 2022, an increase of 56% year-over-year. Subscription revenue was $258.2 million, an increase of 58% year-over-year, and services revenue was $8.3 million, an increase of 17% year-over-year.
•Gross Profit: Gross profit was $190.7 million in the fourth quarter fiscal 2022, representing a 72% gross margin, up from a 70% gross margin in the year-ago period. Non-GAAP gross profit was $196.6 million, representing a 74% non-GAAP gross margin.
•Loss from Operations: Loss from operations was $78.6 million in the fourth quarter fiscal 2022, compared to a loss of $59.4 million in the year-ago period. Non-GAAP loss from operations was $1.3 million, compared to a non-GAAP loss of $16.0 million in the year-ago period.
•Net Loss: Net loss was $84.4 million, or $1.26 per share, based on 67.0 million weighted-average shares outstanding in the fourth quarter fiscal 2022. This compares to a net loss of $75.8 million, or $1.25 per share, based on 60.5 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $6.3 million or $0.09 per share. This compares to a non-GAAP net loss of $19.9 million or $0.33 per share in the year-ago period.
•Cash Flow: As of January 31, 2022, MongoDB had $1.8 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2022, MongoDB generated $22.3 million of cash from operations, used $3.6 million of cash in capital expenditures and used $1.9 million of cash in principal repayments of finance leases, leading to positive free cash flow of $16.8 million, compared to negative free cash flow of $20.7 million in the year-ago period.
Full Year Fiscal 2022 Financial Highlights
•Revenue: Total revenue was $873.8 million for the full year fiscal 2022, an increase of 48% year-over-year. Subscription revenue was $842.0 million, an increase of 49% year-over-year, and services revenue was $31.7 million, an increase of 27% year-over-year.

•Gross Profit: Gross profit was $614.3 million for the full year fiscal 2022, representing a 70% gross margin compared to 70% the prior year. Non-GAAP gross profit was $635.0 million, representing a 73% non-GAAP gross margin.
•Loss from Operations: Loss from operations was $289.4 million for the full year fiscal 2022, compared to a loss of $209.3 million in the prior year. Non-GAAP loss from operations was $24.7 million, compared to a non-GAAP loss of $49.6 million in the prior year.
•Net Loss: Net loss was $306.9 million, or $4.75 per share, based on 64.6 million weighted-average shares outstanding, for the full year fiscal 2022. This compares to a net loss of $266.9 million, or $4.53 per share, based on 59.0 million weighted-average shares outstanding, in the prior year. Non-GAAP net loss was $38.2 million or $0.59 per share. This compares to a non-GAAP net loss of $58.1 million or $0.99 per share in the prior year.
•Cash Flow: During the year ended January 31, 2022, MongoDB generated $7.0 million of cash from operations, used $8.1 million of cash in capital expenditures and used $5.6 million of cash in principal repayments of finance leases, leading to negative free cash flow of $6.7 million, compared to negative free cash flow of $59.1 million in the prior year.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2022 and Recent Business Highlights
•Released MongoDB 5.2, our latest quarterly product release, which includes improvements to query functionality, enhancements to time series collections, and new capabilities that allow teams to execute more sophisticated analytic queries directly against their live operational and transactional data.
•Continued momentum in partnerships with hyperscale cloud vendors (AWS, Google Cloud, Azure), resulting in 80%+ growth in deals sourced by the cloud vendors in Q4. We are seeing strong alignment and great field execution in our AWS partnership, especially around larger deals and migrations from on-premise to cloud. Google Cloud is also now featuring MongoDB Atlas in the database portion of their console, further increasing visibility and velocity with developers.
•Successfully onboarded over 2,000 employees remotely since the pandemic began while maintaining high employee engagement as seen by the selection to Crain's Best Places to Work, Battery Ventures’ Top 25 Highest-Rated Public Cloud Computing Companies to Work For, and Inc Magazine’s Best Led Companies list.
First Quarter and Full Year Fiscal 2023 Guidance
Based on information as of today, March 8, 2022, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2023. Please note that the guidance provided for the fiscal year 2023 includes additional adjustments to our non-GAAP financial measures with respect to expenses related to stock-based compensation, as discussed further below in “Non-GAAP Financial Measures.”

	First Quarter Fiscal 2023	Full Year Fiscal 2023
Revenue	$263.0 million to $267.0 million	$1,151.0 million to $1,181.0 million
Non-GAAP Loss from Operations	($5.0) million to ($2.0) million	($22.0) million to ($7.0) million
Non-GAAP Net Loss per Share	($0.12) to ($0.08)	($0.51) to ($0.29)

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to continuing uncertainty caused by the ongoing COVID-19 pandemic, the duration and ultimate impact of which is difficult to predict at this time. The situation regarding COVID-19 remains uncertain and could change rapidly, and MongoDB will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, March 8, 2022, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 1-844-200-6205 (domestic) or +1-929-526-1599 (international). The access code is 894721. A replay of this conference call will be available for a limited time at 1-866-813-9403 (domestic) or +44-204-525-0658 (international). The replay conference ID is 446892. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 33,000 customers in over 100 countries. The MongoDB database platform has been downloaded over 240 million times and there have been more than 1.5 million registrations for MongoDB University courses.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the first fiscal quarter and full year fiscal 2023 and MongoDB’s ability to capitalize on its market opportunity and deliver strong growth for the foreseeable future and the anticipated impact of the COVID-19 pandemic on MongoDB’s business and future operating results. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021 filed with the SEC on December 8, 2021. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2022 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. For the three- and twelve-month periods ended January 31, 2022, non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share for the three- and twelve-month periods ended January 31, 2022 exclude:
•stock-based compensation expense;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and
•in the case of non-GAAP net loss and non-GAAP net loss per share, amortization of the debt discount and issuance costs associated with our convertible senior notes.
Beginning on February 1, 2022, additional expenses associated with stock-based compensation will be excluded from our non-GAAP measures. These will include: (i) expenses associated with valuing and exercising stock appreciation rights previously issued to our employees in China and (ii) employer payroll taxes subject to vesting of restricted stock units and performance stock units, as well as exercising of non-qualified stock options. MongoDB believes that such expenses result in variability that is outside the control of the Company and do not reflect ongoing operational performance. For comparative purposes, MongoDB has provided a reconciliation of its non-GAAP financial measures reflecting the inclusion of these expenses in “expenses associated with stock-based compensation” for the prior eight fiscal quarters beginning February 1, 2020 through January 31, 2022.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Matt Trocchio
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	January 31, 2022	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$473,904	$429,697
Short-term investments	1,352,019	528,045
Accounts receivable, net of allowance for doubtful accounts of $4,966 and $6,024 as of January 31, 2022 and 2021, respectively	195,383	135,176
Deferred commissions	63,523	36,619
Prepaid expenses and other current assets	32,573	12,350
Total current assets	2,117,402	1,141,887
Property and equipment, net	62,625	62,364
Operating lease right-of-use assets	41,745	34,587
Goodwill	57,775	55,830
Acquired intangible assets, net	20,608	26,275
Deferred tax assets	1,939	997
Other assets	147,494	85,555
Total assets	$2,449,588	$1,407,495
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,234	$4,144
Accrued compensation and benefits	112,568	70,210
Operating lease liabilities	8,084	2,343
Other accrued liabilities	48,848	56,440
Deferred revenue	352,001	221,404
Total current liabilities	526,735	354,541
Deferred tax liability, non-current	81	773
Operating lease liabilities, non-current	38,707	39,095
Deferred revenue, non-current	23,179	16,547
Convertible senior notes, net	1,136,521	937,729
Other liabilities, non-current	57,665	59,129
Total liabilities	1,782,888	1,407,814
Temporary equity, convertible senior notes	—	4,714
Stockholders’ equity (deficit):
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of January 31, 2022 and January 31, 2021; 67,543,731 shares issued and 67,444,360 shares outstanding as of January 31, 2022; 60,997,822 shares issued and 60,898,451 shares outstanding as of January 31, 2021	67	61
Additional paid-in capital	1,860,514	932,332
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2022 and 2021	(1,319)	(1,319)
Accumulated other comprehensive loss	(2,928)	(704)
Accumulated deficit	(1,189,634)	(935,403)
Total stockholders’ equity (deficit)	666,700	(5,033)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$2,449,588	$1,407,495

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2022	2021	2022	2021
Revenue:
Subscription	$258,225	$163,946	$842,047	$565,349
Services	8,269	7,053	31,735	25,031
Total revenue	266,494	170,999	873,782	590,380
Cost of revenue(1):
Subscription	64,166	42,040	217,901	145,280
Services	11,632	8,945	41,591	31,796
Total cost of revenue	75,798	50,985	259,492	177,076
Gross profit	190,696	120,014	614,290	413,304
Operating expenses:
Sales and marketing(1)	144,263	97,683	471,890	325,100
Research and development(1)	89,417	55,911	308,820	205,161
General and administrative(1)	35,635	25,813	122,944	92,347
Total operating expenses	269,315	179,407	903,654	622,608
Loss from operations	(78,619)	(59,393)	(289,364)	(209,304)
Other expenses, net	(4,263)	(14,299)	(13,525)	(53,389)
Loss before provision for income taxes	(82,882)	(73,692)	(302,889)	(262,693)
Provision for income taxes	1,566	2,109	3,977	4,251
Net loss	$(84,448)	$(75,801)	$(306,866)	$(266,944)
Net loss per share, basic and diluted	$(1.26)	$(1.25)	$(4.75)	$(4.53)
Weighted-average shares used to compute net loss per share, basic and diluted	66,972,991	60,497,810	64,563,032	58,984,604

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2022	2021	2022	2021
Cost of revenue—subscription	$4,065	$2,462	$14,387	$8,970
Cost of revenue—services	1,852	811	6,325	4,953
Sales and marketing	27,198	15,878	91,947	54,632
Research and development	31,108	16,196	104,335	57,611
General and administrative	9,519	5,922	34,075	23,147
Total stock‑based compensation expense	$73,742	$41,269	$251,069	$149,313

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(84,448)	$(75,801)	$(306,866)	$(266,944)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,682	4,662	13,671	14,177
Stock-based compensation	73,742	41,269	251,069	149,313
Amortization of debt discount and issuance costs	844	12,543	4,005	49,120
Amortization of finance right-of-use assets	993	994	3,974	3,975
Amortization of operating right-of-use assets	1,800	1,633	6,810	6,380
Deferred income taxes	132	(276)	(2,579)	(364)
Accretion of discount on short-term investments	2,562	1,077	7,540	1,460
Unrealized foreign exchange gain (loss)	1,016	586	1,519	(1,329)
Change in operating assets and liabilities:
Accounts receivable	(15,385)	(43,476)	(62,277)	(47,633)
Prepaid expenses and other current assets	(12,645)	4,577	(19,865)	4,824
Deferred commissions	(49,923)	(24,462)	(84,742)	(41,623)
Other long-term assets	524	(977)	233	(1,094)
Accounts payable	19	473	1,146	1,216
Accrued liabilities	25,110	15,226	59,248	34,859
Operating lease liabilities	(2,523)	(1,277)	(6,866)	(4,014)
Deferred revenue	78,743	42,474	137,241	48,239
Other liabilities, non-current	(1,932)	2,110	3,719	6,765
Net cash provided by (used in) operating activities	22,311	(18,645)	6,980	(42,673)
Cash flows from investing activities
Purchases of property and equipment	(3,556)	(831)	(8,072)	(11,773)
Acquisition, net of cash acquired	—	—	(4,469)	—
Investment in non-marketable securities	(2,000)	—	(4,343)	(500)
Proceeds from maturities of marketable securities	150,000	200,000	550,000	740,000
Purchases of marketable securities	(453,008)	(177,809)	(1,385,258)	(990,383)
Net cash provided by (used in) investing activities	(308,564)	21,360	(852,142)	(262,656)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	—	—	889,184	—
Payments of issuance costs for convertible senior notes	—	—	—	(4,154)
Proceeds from exercise of stock options, including early exercised stock options	2,074	3,202	9,665	17,000
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	12,246	9,560	25,209	18,523
Repurchase of early exercised stock options	—	—	—	(11)
Principal repayments of finance leases	(1,923)	(1,183)	(5,572)	(4,633)
Repayments of convertible senior notes attributable to principal	—	—	(27,594)	—
Proceeds from tenant allowance related to build to suit lease	—	—	—	856
Net cash provided by financing activities	12,397	11,579	890,892	27,581
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(384)	646	(1,532)	1,264
Net (decrease) increase in cash, cash equivalents and restricted cash	(274,240)	14,940	44,198	(276,484)
Cash, cash equivalents, and restricted cash, beginning of period	748,660	415,282	430,222	706,706
Cash, cash equivalents, and restricted cash, end of period	$474,420	$430,222	$474,420	$430,222

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2022	2021	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$190,696	$120,014	$614,290	$413,304
Gross margin (Gross profit/Total revenue) on a GAAP basis	72%	70%	70%	70%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	4,065	2,462	14,387	8,970
Stock-based compensation expense: Cost of Revenue—Services	1,852	811	6,325	4,953
Non-GAAP gross profit	$196,613	$123,287	$635,002	$427,227
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	72%	73%	72%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$144,263	$97,683	$471,890	$325,100
Less:
Stock-based compensation expense	27,198	15,878	91,947	54,632
Amortization of intangible assets associated with acquisitions	760	760	3,040	3,044
Non-GAAP sales and marketing operating expense	$116,305	$81,045	$376,903	$267,424

Research and development operating expense on a GAAP basis	$89,417	$55,911	$308,820	$205,161
Less:
Stock-based compensation expense	31,108	16,196	104,335	57,611
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,782	1,365	10,527	7,366
Non-GAAP research and development operating expense	$55,527	$38,350	$193,958	$140,184

General and administrative operating expense on a GAAP basis	$35,635	$25,813	$122,944	$92,347
Less:
Stock-based compensation expense	9,519	5,922	34,075	23,147
Non-GAAP general and administrative operating expense	$26,116	$19,891	$88,869	$69,200

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(78,619)	$(59,393)	$(289,364)	$(209,304)
Add back:
Stock-based compensation expense	73,742	41,269	251,069	149,313
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	3,542	2,125	13,567	10,410
Non-GAAP loss from operations	$(1,335)	$(15,999)	$(24,728)	$(49,581)

	Three Months Ended January 31,		Years Ended January 31,
	2022	2021	2022	2021
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(84,448)	$(75,801)	$(306,866)	$(266,944)
Add back:
Stock-based compensation expense	73,742	41,269	251,069	149,313
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	3,542	2,125	13,567	10,410
Amortization of debt discount and issuance costs related to convertible senior notes	844	12,543	4,005	49,120
Non-GAAP net loss	$(6,320)	$(19,864)	$(38,225)	$(58,101)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.26)	$(1.25)	$(4.75)	$(4.53)
Add back:
Stock-based compensation expense	1.11	0.68	3.89	2.53
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.05	0.03	0.21	0.18
Amortization of debt discount and issuance costs related to convertible senior notes	0.01	0.21	0.06	0.83
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.33)	$(0.59)	$(0.99)

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended January 31,		Years Ended January 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$22,311	$(18,645)	$6,980	$(42,673)
Capital expenditures	(3,556)	(831)	(8,072)	(11,773)
Principal repayments of finance leases	(1,923)	(1,183)	(5,572)	(4,633)
Capitalized software	—	—	—	—
Free cash flow	$16,832	$(20,659)	$(6,664)	$(59,079)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022
Total Customers	17,000+	18,400+	20,200+	22,600+	24,800+	26,800+	29,000+	31,000+	33,000+
Direct Sales Customers(a)	2,000+	2,200+	2,500+	2,800+	3,000+	3,300+	3,600+	3,900+	4,400+
MongoDB Atlas Customers	15,400+	16,800+	18,800+	21,100+	23,300+	25,300+	27,500+	29,500+	31,500+
Customers over $100K(b)	751	780	819	898	975	1,057	1,126	1,201	1,307

(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	Three Months Ended
	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022
MongoDB Enterprise Advanced: % of Subscription Revenue	48%	49%	45%	43%	41%	40%	36%	34%	33%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	79%	79%	81%	82%	83%	84%	84%	85%	86%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.

MONGODB, INC.
UPDATED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	January 31, 2022	October 31, 2021	July 31, 2021	April 30, 2021	January 31, 2021	October 31, 2020	July 31, 2020	April 30, 2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$190,696	$158,429	$138,045	$127,120	$120,014	$104,661	$95,977	$92,652
Gross margin (Gross profit/Total revenue) on a GAAP basis	72%	70%	69%	70%	70%	69%	69%	71%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	4,720	4,226	3,626	3,243	2,985	2,579	2,429	1,944
Expenses associated with stock-based compensation: Cost of Revenue—Services	1,493	3,441	2,341	1,156	2,509	1,643	2,370	1,319
Non-GAAP gross profit	$196,909	$166,096	$144,012	$131,519	$125,508	$108,883	$100,776	$95,915
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	73%	72%	72%	73%	72%	73%	74%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$144,263	$120,360	$109,377	$97,890	$97,683	$83,214	$75,078	$69,125
Less:
Expenses associated with stock-based compensation	34,211	29,219	24,468	21,684	20,511	16,717	15,942	12,599
Amortization of intangible assets associated with acquisitions	760	760	760	760	760	760	760	764
Non-GAAP sales and marketing operating expense	$109,292	$90,381	$84,149	$75,446	$76,412	$65,737	$58,376	$55,762

Research and development operating expense on a GAAP basis	$89,417	$82,256	$72,396	$64,751	$55,911	$54,363	$49,255	$45,632
Less:
Expenses associated with stock-based compensation	35,006	30,934	25,351	21,826	18,784	18,258	15,526	12,516
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,782	3,785	2,538	1,422	1,365	1,365	1,328	3,308
Non-GAAP research and development operating expense	$51,629	$47,537	$44,507	$41,503	$35,762	$34,740	$32,401	$29,808

General and administrative operating expense on a GAAP basis	$35,635	$32,581	$28,803	$25,925	$25,813	$25,175	$21,424	$19,935
Less:
Expenses associated with stock-based compensation	12,673	10,691	9,429	8,571	7,342	7,263	7,092	5,528
Non-GAAP general and administrative operating expense	$22,962	$21,890	$19,374	$17,354	$18,471	$17,912	$14,332	$14,407

	Three Months Ended
	January 31, 2022	October 31, 2021	July 31, 2021	April 30, 2021	January 31, 2021	October 31, 2020	July 31, 2020	April 30, 2020
Reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations:
Loss from operations on a GAAP basis	$(78,619)	$(76,768)	$(72,531)	$(61,446)	$(59,393)	$(58,091)	$(49,780)	$(42,040)
Add back:
Expenses associated with stock-based compensation	88,103	78,511	65,215	56,480	52,131	46,460	43,359	33,906
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	3,542	4,545	3,298	2,182	2,125	2,125	2,088	4,072
Non-GAAP income (loss) from operations	$13,026	$6,288	$(4,018)	$(2,784)	$(5,137)	$(9,506)	$(4,333)	$(4,062)

Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss on a GAAP basis	$(84,448)	$(81,293)	$(77,133)	$(63,992)	$(75,801)	$(72,651)	$(64,525)	$(53,967)
Add back:
Expenses associated with stock-based compensation	88,103	78,511	65,215	56,480	52,131	46,460	43,359	33,906
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	3,542	4,545	3,298	2,182	2,125	2,125	2,088	4,072
Amortization of debt discount and issuance costs related to convertible senior notes	844	842	892	1,427	12,543	12,360	12,194	12,023
Non-GAAP net income (loss)	$8,041	$2,605	$(7,728)	$(3,903)	$(9,002)	$(11,706)	$(6,884)	$(3,966)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income (loss) per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.26)	$(1.22)	$(1.22)	$(1.04)	$(1.25)	$(1.22)	$(1.10)	$(0.94)
Add back:
Expenses associated with stock-based compensation	1.32	1.18	1.03	0.92	0.86	0.78	0.74	0.59
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.05	0.07	0.06	0.04	0.03	0.03	0.03	0.07
Amortization of debt discount and issuance costs related to convertible senior notes	0.01	0.01	0.01	0.02	0.21	0.21	0.21	0.21
Non-GAAP net income (loss) per share, basic	$0.12	$0.04	$(0.12)	$(0.06)	$(0.15)	$(0.20)	$(0.12)	$(0.07)

Non-GAAP net income (loss) per share, diluted *	$0.10	$0.03	$(0.12)	$(0.06)	$(0.15)	$(0.20)	$(0.12)	$(0.07)

* Diluted non-GAAP net income per share for the three months ended January 31, 2022 and October 31, 2021 is calculated based upon 78,721,744 and 78,511,349, respectively, of diluted weighted-average shares of outstanding common stock.